UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	March 1, 2007
Date of Earliest Event Reported:	March 1, 2007

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street
P.O. Box 50
Boise, Idaho 83728
(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On March 1, 2007, we issued an earnings release announcing our fourth quarter and full year 2006 financial results, a copy of which is attached as Exhibit 99.1.  Additionally, Exhibit 99.2, a copy of which is attached, includes certain statistical information relative to our quarterly performance.  Management will review the company’s recent performance during a webcast and conference call to be held today, March 1, at 11:00 a.m. Eastern.  To link to the webcast, go to our website at www.bc.com and click on About Boise and then Investor Relations.  To join the conference call, dial (800) 374-0165.  International callers should dial (706) 634-0995.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income tax provision (benefit), and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in the fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our earnings release.

Item 9.01		Financial Statements and Exhibits.
(d)
Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

		Exhibit Number	Description

		Exhibit 99.1	Boise Cascade Holdings, L.L.C. Earnings Release dated March 1, 2007
		Exhibit 99.2	Boise Cascade Holdings, L.L.C. Quarterly Statistical Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date:  March 1, 2007